Exhibit 10.36

To Form 10-K for BayHill Capital Corporation

Year Ended June 30, 2011

Documentation for the Sale of the Company’s subsidiary

Commission River Corporation

STOCK PURCHASE AND SECURITY INTEREST AGREEMENT

This Stock Purchase and Security Interest Agreement (the “Agreement”) is hereby entered this 31st day of August, 2010 (the “Effective Date”), by and among BayHill Capital Corporation, a Delaware corporation (“BayHill” or “Seller”), and Adam V. Edwards (“Edwards”) and Patrick K. Oborn (“Oborn”), individuals (“Edwards” and “Oborn” are collectively the “Buyers” and collectively with Seller the “Parties”). This Agreement is acknowledged and agreed to by Commission River Corporation, a wholly owned subsidiary of Seller (the “Company”).

RECITALS:

A. The Buyers are the current executives in charge of operations and financing of the business of the Company, a wholly-owned subsidiary of the Seller, and Buyers desire to purchase certain shares of the common stock of the Company as more particularly described below (the “Sold Shares”) on the terms hereof.

B. The Parties agree that, immediately prior to the closing of Buyers’ purchase of the Sold Shares hereunder, the Company will redeem from Seller eighty percent (80%) of the outstanding shares of common stock of the Company (the “Redeemed Shares”) as more particularly described below (see the “Redemption Agreement” as defined below).

C. The Parties have their own separate, personal and direct knowledge about the Company, the Sold Shares and the Redeemed Shares and they acknowledge and agree: (i) that the Sold Shares comprise 20% of the outstanding shares of the common stock of the Company prior to the Redemption; and (ii) that the Redeemed Shares comprise 80% of the outstanding shares of the common stock of the Company prior to the Redemption.

D. The Parties acknowledge and agree that they are each affiliates of the Company and are fully conversant with the operations, prospects and condition of the Seller and of the Company.

E. The Parties have their own separate, personal and direct knowledge about the Seller. The Parties acknowledge and agree that the Buyers, directly and through affiliated companies, are substantial shareholders in the Seller and together, as more particularly defined below, own and have the right to convey that number of shares of the common stock of the Seller as shown below (the “Buyers’ BayHill Shares” as more particularly defined below) and that Buyers will transfer to the Seller the Buyers’ BayHill Shares in partial payment of the “Purchase Price” as defined herein.

F. This Agreement is comprised of the foregoing recitals and the following Terms and Conditions Articles 1 through 7, and the attached Exhibits.

IN WITNESS WHEREOF, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged the Parties hereby execute this Agreement as the above Effective Date.

BayHill Capital Corporation By: Robert K. Bench Its: President and CEO Address: 10757 S. River Front Pkwy, #125 South Jordan, Utah 84057 USA Fax #: (801) 816-2527 Email: bbench@bayhillgroup.com	Adam V. Edwards Address:13401 S. 450 E. , Suite D1 Draper, Utah 84020 Fax #: 801-303-6805 Email: aedwards@commissionriver.com
ACKNOWLEDGED AND AGREED: Commission River Corporation By: Robert K. Bench Its: CEO Address: 12401 South 450 East, Suite D1 Draper, UT 84020	Patrick K. Oborn Address:12401 S. 450 E., Suite D1 Draper, Utah 84020 Fax #: 801-303-6805 Email: poborn@commissionriver.com
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TERMS AND CONDITIONS

of the

Stock Purchase and Security Interest Agreement

ARTICLE 1.     Sale and Purchase of the Sold Shares and Closing

1.1	Seller hereby sells, assigns, transfers and conveys the Sold Shares, which after giving effect to the redemption of the Redeemed Shares represents all of the issued and outstanding stock of the Company, to Buyers as follows:

1.1.1      Seller hereby sells, assigns, transfers and conveys to Edwards, and Edwards hereby purchases from Seller, that number of shares of common stock of the Company as shown below (the “Edwards Purchased Stock”), and at the Closing (as defined below) Seller will deliver to Edwards the stock certificate(s) representing the Edwards Purchased Stock, free and clear of any lien, mortgage, pledge, right, adverse claim, levy, charge, security interests or other encumbrances, except for those imposed by the terms of this Agreement, and Edwards hereby purchases from the Seller the Edwards Purchased Stock and he will pay to the Seller that portion of the Purchase Price set forth in Section 1.3.1 below; and

1.1.2      Seller hereby sells, assigns, transfers and conveys to Oborn, and Oborn hereby purchases from Seller, that number of shares of common stock of the Company as shown below (the “Oborn Purchased Stock”), and at the Closing (as defined below) Seller will deliver to Oborn the stock certificate(s) representing the Oborn Purchased Stock, free and clear of any lien, mortgage, pledge, right, adverse claim, levy, charge, security interests or other encumbrances, except for those imposed by the terms of this Agreement, and Oborn hereby purchases from the Seller the Oborn Purchased Stock and he will pay to the Seller that portion of the Purchase Price set forth in Section 1.3.2 below.

1.2	The closing of the transactions contemplated by this Agreement (the “Closing”), shall be held at the offices of ClearWater Governance Group, LLC, at 265 East 100 South, Suite 330, Salt Lake City, Utah 84111, at 3:30 p.m., on the Effective Date or such other place, date and time as the parties hereto may otherwise agree, but in any event immediately following the “closings” under the related agreements including the ‘closing” under the Redemption Agreement.

1.3	At the Closing, Buyers will execute, pay and deliver and/or cause to be executed, paid and delivered to the Seller as provided below the following components of consideration (the “Purchase Price”) as follows:

1.3.1      (a) Edwards will deliver to Seller $7,500 in cash; the method of payment thereof shall be a bank check or electronic transfer of funds as mutually agreed between Edwards and Seller, and (b) Oborn will deliver to Seller $7,500 in cash; the method of payment thereof shall be a bank check or electronic transfer of funds as mutually agreed between Oborn and Seller.

1.3.2      Each of Edwards and Oborn will deliver to Seller a written and signed Acknowledgement of Receipt (in the form attached as Exhibit A) of a copy of the

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Redeemed Shares Redemption Agreement between the Company and the Seller (as defined below)

1.3.3      Following the issuance of new stock certificates by the Company in the respective names of the Buyers, as applicable, representing the Sold Shares, the Buyers will redeliver to the Seller (upon receipt or deemed receipt by the Buyers of the certificates for the Sold Shares) the newly issued stock certificates for the Sold Shares as pledged collateral to secure the Company’s obligations under the Promissory Note (as defined below), together with accompanying signed and endorsed in blank, corresponding respective Stock Powers for the transfer of the Sold Shares in form and content reasonably satisfactory to the Seller (form attached hereto as Exhibit B).

1.3.4      Buyers will deliver to the Seller the Buyers’ BayHill Shares, which the parties agree are valued at a price of $105,000 in total, and any stock certificates for the Buyers’ BayHill Shares together with the accompanying signed and endorsed in blank, corresponding Stock Power (for the transfer of the Buyers’ BayHill Shares in form and content reasonably satisfactory to the Seller (form attached hereto as Exhibit C), as follows:

1.3.4.1  Edwards will deliver to Seller 244,992 shares of the common stock of Seller; and

1.3.4.2  Oborn will deliver to Seller 244,922 shares of the common stock of seller, provided, however, that in each case above the Parties acknowledge that Buyers do not have possession of their stock certificates for Buyers’ BayHill Shares and that such certificates are in possession of BayHill’s former transfer agent. BayHill and Buyers agrees that they will each use their commercially reasonable efforts to instruct BayHill’s former transfer agent, or seek possession from such transfer agent or from any replacement transfer agent as BayHill may appoint from time to time, with instructions to deliver said certificates to the Seller endorsed and in the manner as provided herein. If either Edwards and/or Oborn are unable to locate such certificates, Seller hereby agrees to accept in lieu thereof an affadvait of lost stock certificate (but without any bond or similar requirement) in a form reasonably acceptable to Seller. Seller and the Buyers will cause the Seller to impose, and they authorized any Officer of the Seller to request that BayHill or any transfer agent impose a restrictive endorsement on the certificate for the Buyers’ BayHill Shares and will redeliver the same to the Seller. Until the delivery of the said certificates, as provided herein, Seller is authorized to instruct any transfer agent to effect a “stop-transfer-order” in such certificates and the Buyers’ BayHill Shares represented by such certificates.

1.4	Seller will have caused the Company to effect the following actions, and Seller will deliver to the Company and Buyers the following documents, immediately prior to the Closing:

1.4.1      using such assistance from Buyers as may be reasonable requested by Seller, Seller will cause the Company to redeem the Redeemed Shares from the Seller

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and to execute and deliver to Seller and the Company the Redemption Agreement, and Security Interest Agreement (the “Redemption Agreement”), such that the Sold Shares become the only outstanding shares of the Company effective immediately before the purchase and sale of the Sold Shares at and following the Closing; and

1.4.2      using such assistance from Buyers as may be reasonably requested by Seller, the Company shall have executed and delivered to the Seller the Negotiable Installment Promissory Note of the Company for the purchase price of the Redeemed Shares (as defined below, the “Promissory Note”) effective immediately before the purchase and sale of the Sold Shares at and following the Closing.

ARTICLE 2.     Redemption of the Redeemed Shares by the Company

2.1	The first transaction immediately prior to the Closing will be the “Redemption” of the Redeemed Shares by the Company. This Redemption will have been accomplished by execution of the Redemption and Security Interest Agreement between the Company and the Seller (the “Redemption Agreement”) (attached hereto as Exhibit D), wherein the Company shall have redeemed the Redeemed Shares from the Seller, such that the Sold Shares become the only outstanding shares of the Company at and following the Closing, all as more particularly described and provided in the Redemption Agreement.

2.2	The Company shall have executed and delivered to the Seller at the Closing under the Redemption Agreement a Promissory Note for payment of the agreed consideration for the Redeemed Shares under the Redemption Agreement and in the form of the attached Promissory Note (the “Promissory Note”) (attached hereto as Exhibit E).

2.3	The Parties acknowledge that the Company’s performance of the Promissory Note shall be secured by the Company granting to the Seller a security interest in all its assets, tangible and intangible, including, without limitation proceeds and otherwise of every nature and description (the “Pledged Assets”) pursuant to the terms of the Redemption Agreement. This security interest shall be the primary security interest in the Pledged Assets. Buyers agree that the Company’s performance of the Promissory Note shall also be secured by the Seller’s possessory security interest in the Sold Shares, and each Buyer hereby pledges to, and grants to Seller a security interest in the Sold Shares, and shares owned by such Buyer immediately following the Closing. This Agreement will act to grant such security interest to the Seller for such Sold Shares. Following the Closing, Buyers agree to cause the Company to execute such further documents and agreements and to do such acts and deeds as may be reasonably requested by the Seller to further confirm the granting of the security interest in the Pledged Assets. Seller is hereby authorized to file a UCC financing statement concerning this Security Interest with the proper governmental authorities.
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ARTICLE 3.     Representations and Warranties of the Parties

3.1	Buyers severally but not jointly warrant as follows:

3.1.1      The Buyers are authorized to execute and perform the terms of this Agreement,

to buy the Sold Shares and to pay the Purchase Price.

3.1.2      The Buyers need no participation, consent or concurrence of any other person to so execute, perform, buy and pay and that so doing will not breach or terminate any other agreement or understanding between Edwards and Oborn or between the Buyers or either of them and any other person.

3.1.3      Buyers together own and have title to their respective Buyers’ BayHill Shares, free and clear of any lien, mortgage, pledge, security interest, right, adverse claim, levy, charge or other encumbrance of any kind, except for those imposed by the terms of this Agreement and the other agreements referenced herein.

3.1.4      The Buyers may lose all or some of their Sold Shares as a consequence of any failure to pay or perform or upon any breach or default by the Company under the Redemption Agreement and/or the Promissory Note and the Company may lose all or some of its Pledged Assets as a consequence of any failure to pay or perform or upon any breach or default by the Company under the Redemption Agreement and/or the Promissory Note.

3.1.5      The Purchase Price is acceptable to the Buyers and is fair and reasonable in the circumstances.

3.1.6      This Agreement has been duly executed and delivered by the Buyers and constitutes the legal, valid, and binding obligation of the Buyers, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, moratorium, and other laws of general application affecting the enforcement of creditors' rights and by the exercise of judicial discretion and the application of principles of equity.

3.1.7      Upon any breach or failure to pay or perform by the Company under the Redemption Agreement and/or the Promissory Note, the Seller may take any and all actions it elects in its sole discretion to make Seller whole and to recoup for Seller alny loss, including, without limitation, the Seller may enforce and foreclose the security interest in the Sold Shares and/.or the Pledged Assets and may sell and transfer all or any of its interests in the Sold Shares and/or Pledged Assets of the Company as the Seller may select in its absolute discretion.

3.2	Buyers’ Investment Representations. In connection with the execution of this Agreement, including, without limitation, the purchase of the Sold Shares, and payment of the Purchase Price, Buyers represent, severally but not jointly, to the Seller the following:

3.2.1      Buyers are aware of the business affairs and financial condition of the Company and of the Seller and have acquired sufficient information about the Company and the Seller to reach an informed and knowledgeable decision to acquire the Sold Shares and to pay the Purchase Price with cash and with Buyers’ BayHill

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Shares and to deliver to the Seller, Buyers’ share certificates for the Sold Shares and for the Buyers’ BayHill Shares or an affidavit of lost stock certificate (but without any bond or similar requirement) in a form reasonably acceptable to Seller. Buyers are purchasing the Sold Shares for investment for Buyers’ own accounts only and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act.

3.2.2      Buyers understand that none of the Sold Shares and none of the Buyers’ BayHill Shares (nor the transactions involving the same) have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Buyers’ investment intent as expressed herein.

3.2.3      Buyers further acknowledge and understand that the Sold Shares must be held indefinitely unless the Sold Shares are subsequently registered under the Securities Act or an exemption from such registration is available. Buyers further acknowledge and understand that neither the Seller nor the Company is under any obligation to register the Sold Shares. Buyers understands that the certificates evidencing the Sold Shares will be imprinted with a legend which prohibits the transfer thereof unless the Sold Shares are registered or such registration is not required in the opinion of counsel for the Company. Buyers further acknowledge and understand that transferability and ability to use the Sold Shares will be restricted by the terms of this Agreement.

3.2.4      Buyers recognize and agree, severally but not jointly, that they will be the sole owners of the Company at and after the Closing and that they will be able to control the affairs and financing of the Company, subject to the limitations placed on actions of the Company and on their holdings of the Sold Shares by the terms of this Agreement.

3.3	Seller warrants as follows:

3.3.1      Seller is a corporation validly existing and in good standing under the laws of the State of Delaware. Seller is authorized to execute and perform the terms of this Agreement and has all necessary board and stockholder authority to sell the Sold Shares and enter into and perform the terms of this Agreement and in authorizing the Company to execute and perform the terms of this Agreement, to execute and perform the Redemption Agreement and to redeem the Redeemed Shares and to execute and perform the terms of the Promissory Note.

3.3.2      Seller needs no participation, consent or concurrence of any other person to so execute, perform, sell and receive and that so doing will not breach or terminate any other agreement or understanding between the Seller and any other person.

3.3.3      Seller owns and holds all legal title to the Sold Shares, free and clear of any lien, mortgage, pledge, security interest, right, adverse claim, levy, charge or other encumbrance of any kind.

3.3.4      Seller will have relinquished all and any benefit from the continued business of the Company and will no longer be a shareholder nor have any control over or equity interest in the Company as of and after the Closing.

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3.3.5      The Purchase Price is acceptable to the Seller and is fair and reasonable in the circumstances.

3.3.6      This Agreement has been duly executed and delivered by the Seller and constitutes the legal, valid, and binding obligation of the Seller, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, moratorium, and other laws of general application affecting the enforcement of creditors' rights and by the exercise of judicial discretion and the application of principles of equity.

3.3.7      Any receipts or recoveries from the Company’s creditors, that are received by Seller, that relate to the business of the Company will be promptly forwarded to the Company and not held by Seller or recorded as Seller revenues to the extent that the Company is then current in its obligations to Seller.

3.3.8      To the best knowledge of the Seller, and based on information delivered to Seller by Buyers and represented by Buyers as accurate, complete and prepared according to GAAP and consistent with prior periods:

3.3.8.1  The assets of the Company constitute all of the assets, properties, rights and interests, tangible and intangible, of any nature whatsoever, necessary to conduct the business of the Company (the “Assets”) as conducted by the Company during the period commencing November 30, 2007 and ending immediately prior to the closing (the “Business”). As of the date hereof, the Company has the right to use all of such Assets in the manner that such assets are presently used in the Business. Assuming no limitations exist to which the Buyers are subject and for which the Seller has no knowledge, upon the consummation of the transactions contemplated by this Agreement, the Company will have the right to use all of the Assets in the manner that such Assets are presently used in the Business by the Company. None of the Assets are held by or used by BayHill or its affiliates or other subsidiaries.

3.3.8.2  Since November 30, 2007, (a) the Company has not distributed, sold, transferred, conveyed or assigned any of the Assets to any person or entity, and (b) the Company has not disposed of any of the Assets that are material to the operation of the Business nor diverted any line of business or business opportunity of the Company to any third party.

3.3.8.3  The Company is a corporation validly existing and in good standing under the laws of the state of Utah. The Company owns and has beneficial and legal title to all of its assets, free and clear of any lien, mortgage, pledge, security interest, right, adverse claim, levy, charge or other encumbrance of any kind. With respect to any Assets it leases, the Company is in compliance with such leases and holds a valid leasehold interest free of any lien, mortgage, pledge, security interest, right, adverse claim, levy, charge or other encumbrance other than those of the lessors of such property or assets.

3.3.8.4  There is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending or, currently threatened (i) against the Company

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or any officer or director of the Company; (ii) that questions the validity of this Agreement or the Redemption Agreement or the right of the Company to enter into them, or to consummate the transactions contemplated by such Agreements; or (iii) that would reasonably be expected to have, either individually or in the aggregate, a material adverse effect on the Sold Shares, the Assets or the business of the Company. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened in writing (or any basis thereof known to the Seller) involving the prior employment of any of the Company’s employees, their services provided in connection with the Company’s business, or any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers.

3.3.8.5  Seller has delivered to the Buyers the unaudited financial statements (including balance sheets and income statements) of the Company as of April 30, 2010 and for the 4-month period then ended (collectively, the “Financial Statements”). The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except that they may not contain year-end adjustments, or footnotes required by generally accepted accounting principles. The Financial Statements fairly present in all material respects the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments. Except as set forth in the Financial Statements, the Company has no material Liabilities or obligations, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in both cases, individually and in the aggregate would not have a material adverse effect on the Company or its assets.

3.3.8.6  The Company owns or possesses all legal rights to use (a) all trademarks, service marks, trade names, domain names, copyrights, trade secrets, licenses, information and proprietary rights and processes and (b) to Seller’s knowledge, all patents and patent rights (such rights are collectively referred to herein as the “Company Intellectual Property”) as are necessary to the conduct of the Business as now conducted and as presently proposed to be conducted, without any known conflict with, or infringement of, the rights of others. None of Seller, its affiliates or other subsidiaries have any license, ownership or other rights in the Company Intellectual Property, and upon the consummation of the transactions contemplated by this Agreement, the Company will have the right to use all of the Company Intellectual Property are presently used in the Business, and none of Seller, its affiliates or other subsidiaries will not have any license, ownership or other rights in or to the Company Intellectual Property.

3.3.8.7  There are no federal, state, county, local or foreign taxes dues and payable by the Company which have not been timely paid, except where the failure to pay could not be reasonably expected to result in a material

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adverse effect on the Company or the Business. The Company has no accrued and unpaid federal, state, country, local or foreign taxes of the Company which are due, whether or not assessed or disputed. There have been no examinations or audits of any tax returns or reports by any applicable federal, state, local or foreign governmental agency.

3.4	Company Uncertainty. Buyers acknowledge that the Company has limited experience and is thinly capitalized. The business of the Company is risky and uncertain. Buyers acknowledge that the Seller has limited experience, and is thinly capitalized. The business of the Company and of the Seller is risky and uncertain. The Buyers bear the real and substantial risk that they will lose their investment. Reciprocally, Seller acknowledges that the Company has limited experience and is thinly capitalized. Seller further acknowledges that the Seller’s security interest in the Sold Shares and in the Pledged Assets of the Company may have limited or no value, and that the Seller may not be able to recoup any remaining portion of unpaid Purchase Price. Seller further acknowledges and agrees that (i) neither Edwards or Oborn are providing any guaranty or assurances of payment of the Company’s obligations under the Note or the Redemption Agree, (ii) except for the foreclosure on the Sold Shares in accordance with applicable law, Seller shall not have any cause of action or recourse against either Edwards or Oborn arising from or related to any default by the Company under the Note or the Redemption Agreement, and (iii) Seller’s sole remedies arising from or relating to any default by the Company under the Note or the Redemption Agreement shall be as set forth in the Redemption Agreement and the Note.

3.5	Public Company Trading Status of the Seller. Buyers are substantial shareholders of the Seller, and recognize that the Company’s redemption of the Redeemed Shares from the Seller and the seller’s sale of the Sold Shares to the Buyers may alter the operations and SEC regulatory circumstances for the Seller as a public company. Buyers represent that they have had the opportunity to ask questions of the management of the Seller about the business, finances and operations of the Seller and that they have access to all filed public records for the Seller. Buyers represent that they are fully informed about the Seller and their holding in the Seller and about the value and any challenges to liquidity of the Buyers’ BayHill Shares. Buyers endorse the said Redemption of the Redeemed Shares and the sale of the Sold Shares and agree that the Seller will no longer have the benefit and cost of the maintaining the Company as an active business activity of the Seller after the Closing. Notwithstanding the foregoing, Seller agrees that, in cooperation of each Buyer and in connection with the sale of the Buyers’ BayHill Shares to Seller as provided hereunder, BayHill will prepare and timely file with the Securities and Exchange Commission (“SEC”), on behalf of the Buyers, appropriate and complete filings and reports (each, a “Section 16 Filing”) as required to be filed under Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, including, but not limited to, any Section 16 Filings required to be filed with the SEC on Form 4 or Form 5, and in connection with the foregoing, Seller will allow each Buyer at least one business day prior to the scheduled date of filing of such Section 16 Filing to review the contents of such proposed filing or report, whether on Form 4, Form 5 or otherwise. The Buyers have previously given and will retain in force a power of attorney for the Seller (or officer of the Seller) to prepare and file for Buyers such forms.

3.6	Buyers’ Desire to Relinquish any Ownership in the Seller. Buyers acknowledge that they will have no equity interest in the Seller after Closing of the transactions under this Agreement. Consequently, any change in share value, and loss or growth of the Seller
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will be borne only by the other owners and shareholders of the Seller at and after the Closing. Buyers have made themselves fully informed about the prospects for any such gain or loss and desire to relinquish any participation therein by their delivery of the Buyers’ BayHill Shares to the Seller hereunder.

ARTICLE 4.     Buyers’ Restrictive Covenants Concerning the Company and the Sold Shares

Buyers acknowledge that the Company is under obligations to comply with those covenants set forth in the Redemption Agreement and the Promissory Note

ARTICLE 5.     Mutual Waivers

Effective as of the Closing and excluding claims for breach of this Agreement, each of Edwards and Oborn hereby grants, gives and extends to the Seller a complete and total waiver and release of any and all claims, known or unknown, matured or unmatured, that Edwards or Oborn may have or may be said to have against the Seller and arising prior to the date of the Closing. For greater clarity, and by way of illustration and not limitation, Edwards and/or Oborn will have no right to assert any claim for breach of loyalty against any management or director of BayHill and none of Edwards or Oborn will have any right to assert any claim for failure to capitalize or failure to provide support the Company or Oborn and/or Edwards. Effective as of the Closing and excluding claims for breach of this Agreement, BayHill, for itself and on behalf of its predecessor entities, successor entities, subsidiaries, officers, directors, employees, stockholders, agents and representatives and their respective successors and assigns, hereby grants, gives and extends to each of Edwards and Oborn a complete and total waiver and release of any and all claims, known or unknown, matured or unmatured, that BayHill may have or may be said to have against Edwards, Oborn or the Company, as applicable, and arising prior to the date of the Closing. For greater clarity, and by way of illustration and not limitation, none of Seller or its predecessor entities, successor entities, subsidiaries, officers, directors, employees, stockholders, agents and representatives and their respective successors and assigns will have any right to assert any claim for breach of loyalty or fiduciary duty against Edwards or Oborn.

This mutual waiver extends to claims which either Party may have or may be said to have against the other Party or any officer or director of the other Party. Hereafter, any dispute between the Parties may only arise on or out of this Agreement, all other claims having been compromised and settled by the mutual waivers and terms hereof.

ARTICLE 6.     Audit

On one occasion and expiring on April 15, 2011, Each of Edwards and Oborn shall have the right on at least five (5) business days prior notice to BayHill and to the other Buyer to inspect the books and records of BayHill that relate to the Company’s business and financial affairs prior to the Closing, including, but not limited to, accounting records and audit records relating to the Company and other records relating to the operation of the business of the Company. Seller agrees to use reasonable efforts to make available to Edwards and/or Oborn such books and records during regular business hours. Failure of a Buyer to participate in such an inspection requested by the other Buyer shall constitute a waiver of further right to inspection.

ARTICLE 7.     Miscellaneous

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7.1	Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or otherwise delivered by hand or by messenger addressed to the Company, the Buyers and or Seller as set forth on the first page of this Agreement. Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid or, if sent by facsimile or e-mail, upon confirmation of facsimile or e-mail transmission.

7.2	Successors and Assigns. Neither the Seller nor the Buyers may assign any of its or their rights under this Agreement without the prior written consent of the other Party, such consent not to be unreasonably withheld. Provided, however, that Seller is permitted to assign its beneficial interests but may not delegate its duties or obligations in the Redemption Agreement and this Agreement to an affiliated or unaffiliated person as part of a single financing arrangement for the Seller. Upon any such an assignment, this Agreement shall inure to the benefit of, and be binding on such assignee. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Buyers and their heirs, executors, administrators, successors and assigns.

7.3	Entire Agreement. This Agreement constitutes the entire agreement of the Parties with respect to the subject matter hereof, and supersede in their entirety any/all prior undertakings and agreements of Seller and Buyers with respect to the subject matter hereof, and may not be modified adversely to either Party’s interests except by means of a writing signed by the other Party. The Parties expressly intend that no person other than the undersigned Parties and their proper successors in interest shall be entitled to enforce the terms of this Agreement or claim any benefit from the Agreement, provided that the Company will be bound hereunder upon its acknowledgement hereof.

7.4	Governing Law. This Agreement shall be governed by and construed for all purposes in accordance with the laws (without giving effect to the principles governing conflicts of laws) of the State of Utah.

7.5	Dispute Resolution. The Buyers and the Seller agree that any dispute or litigation concerning or arising out of this Agreement shall be litigated only in courts sitting in Salt Lake County, Utah. The Parties waive trial by jury in any action, proceeding or counterclaim brought by either of them against the other on all matters arising out of this Agreement.

7.6	Confidentiality. The Parties warrant and agree that they will keep the terms of this Agreement confidential, except as public disclosure may be required by law and will not, for any reason or purpose whatsoever, at any time, directly or indirectly, reproduce, divulge or disseminate any proprietary and non-public information obtained by the other Party in negotiating the terms of this Agreement.

7.7	The Company. The Company shall have no further rights under this Agreement than those granted to the Buyers herein. Nothing herein shall limit, expand, restrict or otherwise modify the rights and obligations of the Company under the Redemption Agreement or the Note.

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REDEMPTION AND SECURITY INTEREST AGREEMENT

This Redemption and Security Interest Agreement (the “Redemption Agreement”) is made effective this 31st day of August 2010 (the “Effective Date”) between BayHill Capital Corporation, a Delaware corporation with a place of business in Salt Lake County, Utah (“BayHill”) and Commission River Corporation, a Utah corporation with a place of business in Salt Lake County, Utah (the “Company” and collectively the “Parties”).

RECITALS:

A.            The Parties agree that the Company is a wholly owned subsidiary corporation of BayHill and that BayHill and certain Company executives (the “Buyers” as identified below) will immediately hereafter enter into a certain Stock Purchase and Security Interest Agreement (the “Purchase Agreement”) concerning the Company and dated on or about the date hereof wherein said Company executives are Adam Edwards and Patrick Oborn (identified in the Purchase Agreement as the “Buyers”); the Company will acknowledge and agree to the terms of the Purchase Agreement.

B.            The Parties agree that the Purchase Agreement calls for the execution of this Redemption Agreement by BayHill (identified in the Purchase Agreement as the “Seller”) and by the Company (identified as the “Company” in the Purchase Agreement).

C.           The Parties agree that, immediately prior to the closing of Buyers’ purchase of the Sold Shares under the Purchase Agreement, the Company will redeem from Seller eighty percent of the outstanding shares of common stock of the Company (the “Redeemed Shares”) as more particularly described below.

D.           The Parties have their own separate, personal and direct knowledge about the Company, the Sold Shares and the Redeemed Shares and they acknowledge and agree: (i) that the Sold Shares comprise twenty percent (20%) of the outstanding shares of the common stock of the Company prior to the Redemption; and (ii) that the Redeemed Shares comprise eighty percent (80%) of the outstanding shares of the common stock of the Company prior to the Redemption.

E.            The Parties acknowledge and agree that BayHill and the Buyers are each affiliates of the Company and are fully conversant with the operations, prospects and condition of BayHill and of the Company.

F.            This Agreement is comprised of the foregoing recitals and the following Terms and Conditions Articles 1 through 9 and the attached Exhibits.

IN WITNESS WHEREOF, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged the Parties hereby execute this Agreement as the above Effective Date.

BayHill Capital Corporation By: Robert K. Bench,President and CEO Address: 10757 S. River Front Pkwy, #125 South Jordan, Utah 84057 USA Fax #: (801) 816-2527 Email: bbench@bayhillgroup.com	ACKNOWLEDGED AND AGREED: Adam V. Edwards Address: Fax #: Email:
Commission River Corporation By: Robert K. Bench, President and CEO	ACKNOWLEDGED AND AGREED: Patrick K. Oborn Address: Fax #: Email:
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TERMS AND CONDITIONS

of the

Redemption and Security Interest Agreement

ARTICLE 8.     Redemption of the Redeemed Shares and Closing

8.1	The Company hereby redeems from BayHill 800 shares of its outstanding common stock, representing eighty percent of the outstanding capital stock of the Company (herein the “Redeemed Shares”) and agrees to pay for said Redeemed Shares by delivering to Seller the Negotiable Installment Promissory Note (herein the “Note” and identified in the Purchase Agreement as the “Note”).

8.2	BayHill hereby accepts redemption of the Redeemed Shares, agrees to surrender to the Company the Redeemed Shares and agrees to accept the Note as full payment for said Redeemed Shares. BayHill shall deliver to the Company any share certificates representing the Redeemed Shares together with the accompanying signed and endorsed share transfer power for the transfer of the Redeemed Shares.

8.3	The closing of the transactions contemplated by this Redemption Agreement (the “Closing”), shall be held at the offices of ClearWater Governance Group, LLC, at 265 East 100 South, Suite 330, Salt Lake City, Utah 84111, at 9:30 a.m., on the Effective Date or such other place, date and time as the parties hereto may otherwise agree, but in any event prior to the “closing” under the related agreements including the “closing” under the Purchase Agreement.

ARTICLE 9.     Company Warranties, Covenants and Undertakings

In furtherance of and not in derogation of the warranties, covenants and undertakings given directly by the Company herein, the Company hereby further makes and extends to BayHill each of the warranties, covenants and undertakings binding on or applicable to the Company or that may be said to be binding on or applicable to the Company and set out in the Note as if separately set out herein. Nothing herein is intended to revoke, lessen or contradict the warranties, covenants and undertakings given directly by the Company therein and all such shall be interpreted and enforced so as to maximize the protection and security position of BayHill granted herein.

ARTICLE 10.  Company Grants Security Interest in its Assets

The Company hereby grants to BayHill, a security interest in all the Company’s assets, tangible and intangible, including, without limitation proceeds and after acquired property and otherwise of every nature and description (the “Pledged Assets”). This security interest shall be the primary security interest in the Pledged Assets and the Company shall not grant any superior or comparable security interest in any of its Pledged Assets until such time that the Note is paid in full. The Company will execute such further documents and agreements and will do such acts and deeds as may be reasonably requested by the BayHill to further confirm the granting of the foregoing security interest in the Pledged Assets. BayHill is hereby authorized to file a UCC financing statement this Security Interest with the proper governmental authorities.

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ARTICLE 11.  Representations and Warranties

11.1	BayHill warrants that:

11.1.1   BayHill is authorized to execute and perform the terms of this Redemption Agreement, to surrender for Redemption the Redeemed Shares and to accept as payment for the Redeemed Shares the Note and the other consideration specified herein and in the related documents.

11.1.2   BayHill has duly executed and delivered this Redemption Agreement to the Company and the Redemption Agreement constitutes the legal, valid, and binding obligation of BayHill, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, moratorium, and other laws of general application affecting the enforcement of creditors' rights and by the exercise of judicial discretion and the application of principles of equity.

11.1.3   BayHill needs no participation, consent or concurrence of any other person to execute and perform under this Redemption Agreement and so doing will not breach or terminate any other agreement or understanding between BayHill and any other person.

11.1.4   BayHill owns and holds all legal and beneficial title to the Redeemed Shares, free and clear of any lien, mortgage, pledge, security interest, right, adverse claim, levy, charge or other encumbrance of any kind.

11.1.5   BayHill will promptly transfer and convey to the Company any receipts or recoveries from the Company’s creditors, that are received by BayHill, that relate to the business of the Company which are not properly recorded as BayHill revenues or receipts to the extent that the Company is then current in its obligations to BayHill.

11.1.6   BayHill has determined that the Redemption of the Redeemed Shares under this Redemption Agreement is fair and reasonable and in the best interests of the BayHill and its shareholders as such shareholders shall be constituted after the Closing.

11.1.7   BayHill has no knowledge of any fact or series of facts that would render the representations and warranties of the Company in this Agreement to be inaccurate, untrue or incomplete or that would otherwise cause the Company to be in breach of this Agreement as of the Closing.

11.2	The Company warrants that:

11.2.1   The Company is authorized to execute and perform the terms of this Redemption Agreement, to receive for Redemption the Redeemed Shares and to pay as payment for the Redeemed Shares the Note and to give the other consideration specified herein and in the related documents.

11.2.2   The Company has duly executed and delivered this Redemption Agreement to BayHill and the Redemption Agreement constitutes the legal, valid, and binding

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obligation of the Company, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, moratorium, and other laws of general application affecting the enforcement of creditors' rights and by the exercise of judicial discretion and the application of principles of equity.

11.2.3   The Company needs no participation, consent or concurrence of any other person to execute and perform under this Redemption Agreement and so doing will not breach or terminate any other agreement or understanding between the Company and any other person.

11.2.4   The Company owns and has beneficial and legal title to all of the Pledged Assets, free and clear of any lien, mortgage, pledge, security interest, right, adverse claim, levy, charge or other encumbrance of any kind. With respect to any assets it leases, the Company is in compliance with such leases and holds a valid leasehold interest free of any lien, mortgage, pledge, security interest, right, adverse claim, levy, charge or other encumbrance other than those of the lessors of such property or assets.

11.2.5   Upon any breach or failure to pay or perform by the Company under this Redemption Agreement and/or the Promissory Note, BayHill may take any and all actions it elects in its sole discretion to make BayHill whole and to recoup for BayHill any loss, including, without limitation, BayHill may enforce and foreclose its security interest in the Sold Shares (which security interest it received under the Purchase Agreement) and/.or the Pledged Assets and may sell and transfer all or any of its interests in the Sold Shares and/or Pledged Assets of the Company as BayHill may select in its absolute discretion.

11.2.6   The Company has determined that the Redemption of the Redeemed Shares under this Redemption Agreement is fair and reasonable and in the best interests of the Company and its shareholders as such shareholders shall be constituted after the Closing (being solely the “Buyers” as identified above).

ARTICLE 12.  Company’s Restrictive Covenants

12.1	Operations of the Company. As further assurances to the BayHill, the Company represents that it will operate only in its current line of business and such reasonable extensions as the Company may require to allow and to cause the Company to be able to pay and to pay timely to BayHill the obligations under this Redemption Agreement and the Note, respectively, as provided herein and therein.

12.2	Further Equity Financings for the Company. The Company represents and covenants that it will issue no further equity interest in the Company to any person except upon prior written agreement from such person that the equity interest is subject to the security interest granted to BayHill under the Purchase Agreement in the Buyers’ Sold Shares. Without limiting the other provisions hereof, closing of such an equity transaction without such agreement of the equity recipient will constitute a breach and Event of Default of this Redemption Agreement.

12.3	Pledged Assets. The Company agrees that it will use reasonable efforts to continue to own and operate the Pledged Assets in a professional and workmanlike manner pursuing its business conscientiously. The Company will neither dispose of substantially
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all of its assets nor divert any line of business or business opportunity to any affiliate of the Company or of the Buyers.

12.4	Further Debt Financings for the Company. The Company represents and covenants that it will issue no further debt instruments having a secured debt position on a parity with or superior to the security interest of the Seller in the Pledged Assets except upon prior written agreement from BayHill, which agreement shall not be unreasonably withheld. Without limiting the other provisions hereof, closing of such a debt transaction without such agreement of BayHill will constitute a breach and Event of Default of this Agreement and the Redemption Agreement.

ARTICLE 13.  Reports and Audit

Until the Note is paid in full, the Company shall give to BayHill at least quarterly, a status report about the business and affairs of the Company and about the prospects that the Company will continue to perform under the Redemption Agreement and the Note. BayHill shall have the right once each calendar year and on twenty (20) days notice to audit the records of the Company to confirm that all sales have been recorded, that no business has been diverted to any other affiliate of the Company or the Buyers, that the Pledged Assets are present and in good working condition and that the obligations under the Redemption Agreement are being performed as provided herein. If BayHill uncovers a discrepancy BayHill will promptly report the same to the Buyers and the Company with such request for corrective action as BayHill may reasonably elect. BayHill is responsible for any costs and expenses related to or arising from any audit conducted pursuant to this Article 6.

ARTICLE 14.  Events of Default

The occurrence of any of the following shall constitute an “Event of Default” under this Redemption Agreement.

14.1	“Event of Default” under the Note. An Event of Default under the Note occurs and remains occurring after giving effect to any cure period set forth therein.

14.2	Breaches of Covenants. The Company shall fail to observe or perform any other covenant, obligation, condition or agreement contained in this Redemption Agreement or the Note and (i) such failure shall continue for fifteen (15) days after the Company receives notice thereof from BayHill, or (ii) if such failure is not curable within such fifteen (15) day period, but is reasonably capable of cure within thirty (30) days, either (A) such failure shall continue for thirty (30) days or (B) the Company shall not have commenced a cure in a manner reasonably satisfactory to BayHill within the initial fifteen (15) day period.

Notwithstanding the foregoing, any breach or inaccuracy of any of the representations and warranties of the Company contained in this Agreement (a) shall not be deemed an “Event of Default” for purposes of this Agreement and (b) shall not grant BayHill any cause of action or rights to any remedies available to BayHill under Article 8 below.

ARTICLE 15.  Rights of BayHill upon Default by the Company

Upon the occurrence or existence of any Event of Default described in Article 7 above, immediately and without notice, all outstanding Obligations payable by the Company hereunder

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and/or under the Note shall bear interest at the default interest rate set forth in Section 10 of the Note until such time that such Event of Default is cured.

ARTICLE 16.  Mutual Waivers.

Effective as of the Closing and excluding claims for breach of this Agreement, the Company, for itself and on behalf of its predecessor entities, successor entities, subsidiaries, officers, directors, employees, stockholders, agents and representatives and their respective successors and assigns (collectively, the “Company Parties”), hereby grants, gives and extends to BayHill, its predecessor entities, successor entities, subsidiaries, officers, directors, employees, stockholders, agents and representatives and their respective successors and assigns (collectively, the “BayHill Parties”) a complete and total waiver and release of any and all claims, known or unknown, matured or unmatured, that the Company Parties may have or may be said to have against the BayHill Parties and arising prior to the date of the Closing. Effective as of the Closing and excluding claims for breach of this Agreement, BayHill, for itself and on behalf of the other BayHill Parties, hereby grants, gives and extends to the Company Parties a complete and total waiver and release of any and all claims, known or unknown, matured or unmatured, that the BayHill Parties may have or may be said to have against the Company Parties and arising prior to the date of the Closing.

ARTICLE 17.  General

17.1	Successors and Assigns. The rights and obligations of BayHill and Company shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

17.2	Waiver and Amendment. Any provision of this Redemption Agreement may be amended, waived or modified upon the written consent of the BayHill and Company.

17.3	Transfer of this Redemption Agreement and/or this Note. With respect to any offer, sale or other disposition of its rights under this Redemption Agreement and/or any separate negotiation of the Note, BayHill will give written notice to the Company prior thereto, describing briefly the manner, timing and parties thereof.

17.4	Notice. Consents, instructions or other communications required or permitted hereunder shall be in writing and faxed, mailed or delivered to each party at the respective addresses of the parties as set forth in the Purchase Agreement or at such other address or facsimile number as a Party may furnish to the other Party in writing from time to time. All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one (1) business day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one (1) business day after being deposited with an overnight courier service of recognized standing, or (v) four (4) days after being deposited in the U.S. mail, first class with postage prepaid.
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If to Maker:	If to Company:
Commission River Corporation Patrick Oborn or Adam Edwards 12401 South 450 East, Suite D1 Draper, UT 84020 Fax #: ____________________ Email:____________________	BayHill Capital Corporation Robert K. Bench 10757 S. River Front Pkwy, #125 South Jordan, Utah 84057 USA Fax #: (801) 816-2527 Email: bbench@bayhillgroup.com

17.5	No Rights as Stockholders. Upon Closing, BayHill shall no longer have any voting rights or other rights as a stockholder in the Company. BayHill acknowledges that nothing under this Agreement shall be deemed to grant any cause of action, recourse or remedies against the Buyers arising from or relating to a breach by the Company of its obligations under this Agreement or the Note.

17.6	Waivers. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to any Event of Default under this Redemption Agreement or under the Note or any action by BayHill to collect thereunder, including by way of illustration and not limitation any foreclosure or execution on the Pledged Assets.

17.7	Governing Law. This Redemption Agreement and the Note and all actions arising out of or in connection with this Redemption Agreement or the Note shall be governed by and construed in accordance with the laws of the State of Utah, without regard to the conflicts of law provisions of the State of Utah or of any other state.

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NEGOTIABLE INSTALLMENT PROMISSORY NOTE

Principal Sum:	$490,000
Date:	August 31, 2010

FOR VALUE RECEIVED, Commission River Corporation of Salt Lake County, Utah, (“Maker”) promises to pay to the order of BayHill Capital Corporation, a Delaware corporation (“Company”), or its registered assigns, in lawful money of the United States of America the principal sum shown above as the “Principal Sum” or such lesser amount as shall equal the outstanding principal amount hereof, together with interest from the date of this Negotiable Installment Promissory Note (“Note”) on the unpaid principal balance at a rate equal to the Interest Rate (as defined below) then in effect. This Note is payable in installments at the times and in the amounts shown herein, with simple interest accruing without compounding at the Interest Rate, computed on the basis of the actual number of days elapsed and a year of 365 days. All unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on the earlier of (i) September 12, 2014 (“Maturity Date”), or (ii) when, upon or after the occurrence of an Event of Default (as defined below), such amounts are declared due and payable by Company or made automatically due and payable in accordance with the terms hereof. For purposes of this Note, “Interest Rate” means (i) six percent (6%) per annum from the date of this Note until September 12, 2011, (ii) eight percent (8%) per annum from September 12, 2011 until September 12, 2012, (iii) ten percent (10%) per annum from September 12, 2012 until September 12, 2013, and (iv) twelve percent (12%) per annum from September 12, 2013 until the Maturity Date.

1.	Allocation of Payment and Prepayment: Each payment will be applied first to interest accrued, then to any costs of collection incurred after any Event of Default and then to the remaining principal amount of the Note. Maker may prepay all or part of this Note without penalty. Partial prepayment will not alter the amount or timing of the remaining installment payments due until computation of a final payment.
1.1	Monthly Payments:
1.1.1.	Maker will pay twelve (12) monthly payments of $10,000 as follows: The Maker will pay the first monthly payment on September 12, 2010; and the Maker will pay consecutive monthly payments of $10,000 each thereafter with the final monthly payment of $10,000 due on August 12, 2011.
1.1.2.	Maker will make succeeding monthly payments in the amount of $10,000 until the Maturity Date at which time the remaining outstanding balance will be due.

2.

2.1	Final Payment. Maker will pay the full remaining principal amount due, together with all accrued and unpaid interest in a single final payment due on the Maturity Date.
2.2	Grace Period. Any payment due on a day other than a regular business day shall be due the first immediately following business day. Maker may avoid an Event of Default with a tardy payment that arrives at the office of the holder of the Note on or
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before the last business day of the month (which period is the “Grace Period” for said payment) in which the payment was otherwise due, provided the payment is accompanied with a grace period penalty payment of $500 This Grace Period penalty payment shall not be applied to reduce the principal amount otherwise due nor to interest due under the Note, and in computation of accrued interest thereafter, the tardy installment payment when accompanied by the Grace Period penalty payment and when made within the Grace Period will be deemed to have been made on the date of receipt.

3.	Event of Default and Default Interest Rate .Upon an Event of Default (as defined below, an Event of Default”) the entire remaining unpaid principal with accrued interest shall immediately become due and payable. As set forth in Section 10 below, the interest due hereunder shall accrue at the rate of fifteen percent (15%) per annum beginning with the first business day after an Event of Default hereunder and continuing until such Event of Default is cured and Maker is current on this Note. The occurrence of any of the following shall constitute an “Event of Default” under this Note.

3.1	Failure to Pay. The Maker shall fail to pay when due any installment payment under Section 1.1 of this Note on or prior to the date of expiration of any Grace Period hereunder, which failure is not cured within fifteen (15) calendar days after the Maker’s receipt of written notice from Company of such failure.

3.2	Insolvency Proceedings. The Maker shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its creditors, (iv) be dissolved or liquidated, (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vi) take any action for the purpose of effecting any of the foregoing.

3.3	Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Maker or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Maker or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within 90 days of commencement.

4.	Costs of Enforcement. Maker will pay the reasonable costs of any collection efforts following any Event of Default.

5.	Rights of Company upon Default. Upon the occurrence or existence of any Event of Default and at any time thereafter during the continuance of such Event of Default, Company may, by written notice to Maker, declare all outstanding obligations payable by Maker hereunder to be immediately due and payable without presentment, demand,
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protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding.

6.	Successors and Assigns. The rights and obligations of Maker and Company shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

7.	Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of Maker and Company.

8.	Transfer of this Note. With respect to any offer, sale or other disposition of this Note, Company will give written notice to Maker prior thereto, describing briefly the manner thereof, together with a written opinion of Company’s counsel, or other evidence if reasonably satisfactory to Maker. Upon receiving such written notice and reasonably satisfactory opinion, if so requested, or other evidence, Maker, as promptly as practicable, shall notify Company that Company may sell or otherwise dispose of this Note in accordance with the terms of the notice delivered to Maker. If a determination has been made pursuant to this paragraph that the opinion of counsel for Company, or other evidence, is not reasonably satisfactory to Maker, then Maker shall so notify Company promptly after such determination has been made.

9.	Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and faxed, mailed or delivered to each party at the respective addresses of the parties as set forth in below, or at such other street address, email address, or facsimile number as the parties have furnished to the other parties in writing. All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one (1) business day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one (1) business day after being deposited with an overnight courier service of recognized standing, or (v) four (4) days after being deposited in the U.S. mail, first class with postage prepaid.
If to Maker:	If to Company:
Commission River Corporation Attn: Patrick Oborn or Adam Edwards 12401 South 450 East, Suite D1 Draper, UT 84020 Fax #: 801-303-6805 Email: aedwards@commissionriver.com	BayHill Capital Corporation Robert K. Bench 10757 S. River Front Pkwy, #125 South Jordan, Utah 84057 USA Fax #: (801) 816-2527 Email: bbench@bayhillgroup.com
10.	No Rights as Stockholders. This Note does not entitle Company to any voting rights or other rights as a stockholder of the Maker.
11.	Default Rate; Usury. During any period in which an Event of Default has occurred and is continuing, the Maker shall pay interest on the unpaid principal balance hereof at a rate per annum equal fifteen percent (15%). In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the
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interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

12.	Waivers. Maker hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.
13.	Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of Utah, without regard to the conflicts of law provisions of the State of Utah or of any other state.

The Maker has caused this Note to be issued as of the date first written above.

Commission River Corporation

By:

Name: Adam Edwards, President, duly authorized

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